Exhibit 10.2

GUARANTY AND INDEMNITY

THIS GUARANTY AND INDEMNITY, dated as of July 24, 2025 (as amended, restated, supplemented, or otherwise modified from time to time, this “Guaranty”), made by FORTRESS CREDIT REALTY INCOME TRUST, a Maryland statutory trust ( “Guarantor”), in favor of MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC, a New York limited liability company (together with its successors and permitted assigns, “Administrative Agent”), for the benefit of Buyers (as defined below).

RECITALS

Pursuant to that certain Master Repurchase and Securities Contract Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Repurchase Agreement”), by and among Administrative Agent, for MORGAN STANLEY BANK, N.A., a national banking association (“MSBNA”), and such other financial institutions from time to time party thereto as buyers (MSBNA, together with its successors and assigns, and together with such other financial institutions from time to time party thereto and their respective successors and assigns, collectively “Buyers” and individually, each a “Buyer”) and FCR MS Seller LLC, a Delaware limited liability company, as seller (“Seller”), Seller has agreed to sell to Administrative Agent, on behalf of Buyers, certain Purchased Assets, as defined in the Repurchase Agreement, upon the terms and subject to the conditions as set forth therein.

It is a condition precedent to Administrative Agent, for the benefit of Buyers, to enter into the Repurchase Agreement and to enter into Transactions thereunder that Guarantor shall have executed and delivered this Guaranty.

NOW, THEREFORE, in consideration of the foregoing premises, to induce Administrative Agent and Buyers to enter into the Transaction Documents and to enter into the transactions contemplated thereunder, Guarantor hereby agrees with Administrative Agent and Buyers as follows:

1.
Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings given them in the Repurchase Agreement.

“Available Borrowing Capacity” shall mean, with respect to any Person, on any date of determination, the total unrestricted, immediately available borrowing capacity which may be drawn (not including required reserves, fees and discounts) upon by such Person without condition (except for customary notice conditions) (and to the extent not otherwise pledged to any other Person) under any unsecured term or revolving credit facilities of such Person (but only to the extent that no default or event of default exists thereunder) which are made available by financial institutions whose short term unsecured debt is rated at least “A-1” by S&P and “P-1” by Moody’s, and has an equivalent or higher rating by each other nationally recognized statistical rating organization that provides a short-term unsecured debt rating to such financial institution, and whose long term unsecured debt is rated at least “A+” by S&P and “A1” by Moody’s and has an equivalent or higher rating by each other nationally recognized statistical rating organization that provides a long-term unsecured debt rating to such financial institution.

“Cash” shall mean coin or currency of the United States of America or immediately available federal funds, including such funds delivered by wire transfer.

“Cash Equivalents” shall mean, with respect to any Person and its Consolidated Subsidiaries, and any date, to the extent owned by such Person or any of its Consolidated Subsidiaries unrestricted and having a maturity of not greater than 90 days from the date of issuance thereof: (a) readily marketable direct obligations of the government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the government of the United States, (b) certificates of deposit of or time deposits with Administrative Agent or a member of the Federal Reserve System that issues (or the parent of which issues) commercial paper rated as described in clause (c) below, is organized under the laws of the United States or any state thereof and has combined capital and surplus of at least $1,000,000,000, (c) commercial paper in an aggregate amount of not more than $50,000,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any state of the United States and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or “A-1” (or the then equivalent grade) by S&P or (d) money market funds domiciled inside or outside of the United States which funds have, at all times, credit ratings of “AAAm” by S&P or “Aaa-mf” by Moody’s.

“Consolidated Subsidiaries” shall mean, with respect to any Person and any date, any and all Subsidiaries of such Person that are consolidated with such Person in accordance with the GAAP.

“Leverage Ratio” shall mean, as of any date of determination, the ratio of (i) Total Indebtedness (excluding amounts outstanding under any subscription financing line of credit secured by Net Available Capital Commitments) to (ii) NAV, in each case, as of such date.

“Liquidity” shall mean, with respect to any Person and any date, the sum of (i) unrestricted Cash of such Person (for purposes of this clause (i), up to fifty percent (50%) of the unrestricted Cash component of minimum Liquidity may be satisfied with unencumbered Net Available Capital Commitments), (ii) Cash Equivalents of such Person and (iii) the Available Borrowing Capacity of such Person, all on or as of such date.

“Moody’s” shall mean, Moody’s Investors Service, Inc., and its successors-in-interest. “NAV” shall mean, with respect to Guarantor (i) the value of the assets of Guarantor, computed in accordance with the methodology and practices in use by Guarantor as of the date hereof, minus (ii) the total liabilities of Guarantor, computed in accordance with the methodology and practices in use by Guarantor as of the date hereof, in each case, determined in good faith, in accordance with GAAP and with valuations otherwise based on current market information and established procedures.

“Net Available Capital Commitments” shall mean, as of any date of determination with respect to Guarantor, calculated, without duplication and determined for Guarantor on an aggregate basis, the amount of any unfunded, unconditional, unencumbered (except for encumbrances in respect of customary pledges of capital commitments in support of a subscription credit facility), irrevocable and uncalled capital commitments of investors in the Guarantor, callable as of right by the Guarantor that are (a) payable in cash; (b) readily available to be called by the Guarantor without condition from time to time other than notice and similar administrative conditions; and (c) from an investor (i) that is not subject to an Act of Insolvency and (ii) that has not previously failed to fund any other capital call under a partnership agreement, subscription agreement or another similar agreement.

“Non-Recourse Indebtedness” shall mean, for any period, with respect to any Person and its consolidated Subsidiaries, without duplication, any of the following: (i) Indebtedness under convertible debt notes not subject to margin calls, (ii) recourse Indebtedness arising solely by reason of customary recourse carve-outs under a non-recourse guaranty or agreement, including, but not limited to, fraud, misappropriation and misapplication, and environmental indemnities, but, in any case, only to the extent that no full recourse condition under the applicable guaranty or agreement has been triggered and no claim has been made or threatened to be made under the applicable guaranty or agreement, and (iii) any springing recourse obligations (including guarantee obligations) of such Person (or any of its consolidated Subsidiaries) in connection with the issuance of, and obligations under, the securities or related instruments or certificates in a collateralized loan obligation transaction for which the related recourse trigger has not occurred and with respect to which no claim has been made.

“S&P” shall mean Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and its successors-in-interest.

“Tangible Net Worth” shall mean, with respect to any Person and any date, all amounts which would be included under capital or shareholder’s equity (or any like caption) on a consolidated balance sheet of such Person and its Consolidated Subsidiaries, as determined in accordance with GAAP minus (i) intangible assets included in the foregoing and (ii) prepaid taxes and/or expenses, all on or as of such date.

“Total Indebtedness” shall mean, with respect to Guarantor and its Consolidated Subsidiaries, as of any date of determination, the aggregate Indebtedness of the Guarantor and its Consolidated Subsidiaries plus the proportionate share of all Indebtedness of all non-Consolidated Subsidiaries of Guarantor as of such date, other than Non-Recourse Indebtedness.

2.
Guaranty. (a) Subject to Sections 2(b), 2(c), and 2(d) below, Guarantor hereby unconditionally and irrevocably guarantees to Administrative Agent, for the benefit of Buyers, the prompt and complete payment when due, whether at stated maturity, by acceleration of the Repurchase Date or otherwise, of all of the following: (i) all payment obligations and liabilities owing by Seller to Administrative Agent and Buyers under or in connection with the Repurchase Agreement or any of the other Transaction Documents or other agreements relating thereto, whether direct or indirect, absolute or contingent, or due or to become due, and (ii) all costs and expenses, including, without limitation, reasonable attorneys’ fees and disbursements, that are incurred by Administrative Agent and Buyers in the enforcement of any obligation of Guarantor hereunder after the occurrence and during the continuance of an Event of Default (collectively, the “Obligations”).
(b)
Notwithstanding anything herein to the contrary, but subject to Sections 2(c), 2(d) and 2(f) below, which shall control, the maximum liability of Guarantor hereunder shall in no event exceed twenty-five percent (25%) of the then outstanding Repurchase Price of all Purchased Assets subject to Transactions as of any day that any amounts under this Guaranty are due and payable.

(c)
Notwithstanding the foregoing, or any other provision herein to the contrary, the limitation on recourse liability as set forth in Section 2(b) above SHALL BECOME NULL AND VOID and shall be of no further force and effect, and the Obligations shall be full recourse to Seller and Guarantor, jointly and severally, upon the occurrence of any of the following:
(i)
(A) the filing by Seller, Pledgor or Guarantor (each, a “Seller Party”) of any voluntary petition under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law relating to the protection of creditors, or (B) the commencing, or authorizing the commencement, by any Seller Party of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law relating to the protection of creditors;
(ii)
the solicitation by any Seller Party or any Affiliate thereof or any Seller Party or any Affiliate thereof colluding with petitioning creditors for any involuntary petition, case or proceeding against any Seller Party under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law relating to the protection of creditors;
(iii)
any Seller Party or any Affiliate thereof seeking or consenting to the appointment of a receiver, trustee, custodian or similar official for any Seller Party or any substantial part of the property of any Seller Party;
(iv)
the making by any Seller Party of a general assignment for the benefit of creditors of any Seller Party (other than in favor of Administrative Agent, on behalf of Buyers, or if approved by Administrative Agent, on behalf of Buyers, in writing) in connection with any case or proceeding described in the foregoing clauses (i) or (ii); or
(v)
any failure by Seller to comply with Section 13 (Single-Purpose Entity) of the Repurchase Agreement, which failure results in a substantive consolidation of Seller with any other entity.
(d)
In addition to the foregoing, and notwithstanding the limitations on recourse liability set forth in Section 2(b) above, Guarantor shall be liable to Administrative Agent and Buyers for any out of pocket costs, claims, losses, damages, expenses or other liabilities actually incurred by Administrative Agent or any Buyer resulting from any of the following matters:
(i)
fraud, intentional misrepresentation, willful misconduct or gross negligence by any Seller Party, or any Affiliate of any Seller Party in connection with the execution and delivery of this Guaranty, the Repurchase Agreement or any of the other Transaction Documents, or any certificate, report, financial statement, or other instrument or document furnished to Administrative Agent or any Buyer at the time of the closing of the Repurchase Agreement or during the term of the Repurchase Agreement;
(ii)
any misappropriation, conversion or intentional misapplication by any Seller Party or any Affiliate thereof in connection with any funds related to the Purchased Assets to the extent collected by any of them or any agent thereof and not applied in accordance with the Repurchase Agreement;

(iii)
any material breach by Seller of Section 13 (Single-Purpose Entity) of the Repurchase Agreement, which breach does not result in a substantive consolidation of Seller with any other entity;
(iv)
if any Seller Party or any Affiliate thereof interferes with, frustrates or prevents Administrative Agent’s exercise of remedies provided under the Transaction Documents (other than good faith disputes);
(v)
Seller’s failure to obtain Administrative Agent’s prior written consent to any subordinate financing or voluntary liens encumbering any or all of the Purchased Assets that are not permitted under the Transaction Documents;
(vi)
any recharacterization by any court of competent jurisdiction of any prior transfer of a Purchased Asset to Seller by any Affiliate of any Seller Party as something other than a true sale or true contribution; and
(vii)
any material breach by a Seller Party, or any of their respective Affiliates, of any representations and warranties relating to Environmental Laws, or any indemnity for costs incurred by Administrative Agent or any Buyer in connection with the violation of any Environmental Law, the correction of any environmental condition, or the removal of any hazardous substances, in each case, if required by Environmental Law, and in each case in any way affecting any or all of the Purchased Assets; provided that the guarantee set forth in this Section 2(d)(v) shall terminate upon foreclosure and transfer or assumption of the Purchased Asset following an Event of Default pursuant to a public or private sale or strict foreclosure, or other similar enforcement proceeding but solely to the extent that the occurrence giving rise to Administrative Agent’s liability under this Section 2(d)(v), (A) first arose after such Purchased Asset was transferred or assumed, and (B) is unrelated to any act or omission of any Person occurring prior to such transfer or assumption of the Purchased Asset.
(e)
Nothing herein shall be deemed a waiver of any right which Administrative Agent or any Buyer may have under Sections 506(a), 506(b), 1111(b) or any other provision of the Bankruptcy Code to file a claim for the full amount of the outstanding obligations under the Repurchase Agreement or to require that all Purchased Assets shall continue to secure all of the outstanding obligations owing to Administrative Agent, on behalf of Buyers, in accordance with the Repurchase Agreement or any other Transaction Documents.
(f)
Notwithstanding the limitations on recourse liability set forth in Section 2(b), Guarantor further agrees to pay any and all reasonable out-of-pocket costs and expenses (including, without limitation, all reasonable fees and disbursements of counsel) which may be paid or incurred by Administrative Agent or any Buyer in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, any Guarantor under this Guaranty after the occurrence and during the continuance of an Event of Default. This Guaranty shall remain in full force and effect until the date upon which the Obligations are indefeasibly paid in full.

(g)
No payment or payments made by Seller or any other Person or received or collected by Administrative Agent or any Buyer from Seller or any other Person by virtue of any action or proceeding or any set-off or appropriation or application, at any time or from time to time, in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of Guarantor hereunder which shall, notwithstanding any such payment or payments, remain liable for the amount of the Obligations under this Guaranty until the Obligations are indefeasibly paid in full, but subject to the limitations on Guarantor’s liability under Section 2(b) above.
(h)
Guarantor agrees that whenever, at any time, or from time to time, Guarantor shall make any payment to Administrative Agent on account of any liability hereunder, Guarantor will notify Administrative Agent in writing that such payment is made under this Guaranty for such purpose.
3.
Subrogation.
(a)
Upon making any payment hereunder, Guarantor shall be subrogated to the rights of Administrative Agent against Seller and any collateral for any Obligations with respect to such payment; provided, that Guarantor shall not seek to enforce any right or receive any payment by way of subrogation until all amounts due and payable by Seller to Administrative Agent, for the benefit of Buyers, under the Transaction Documents or any related documents have been paid in full; provided, further, that such subrogation rights shall be subordinate in all respects to all amounts owing to Administrative Agent, for the benefit of Buyers, under the Transaction Documents.
(b)
If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amounts shall be held by the Guarantor in trust for the Administrative Agent, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Administrative Agent in the exact form received by the Guarantor (duly indorsed by the Guarantor to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.
4.
Amendments, etc. with Respect to the Obligations. Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against Guarantor, and without notice to or further assent by Guarantor, any demand for payment of any of the Obligations made by Administrative Agent, on behalf of Buyers, may be rescinded by Administrative Agent and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by Administrative Agent, on behalf of Buyers, and any Transaction Document and any other document in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as Administrative Agent, on behalf of Buyers, may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by Administrative Agent, on behalf of Buyers, for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Administrative Agent, on behalf of Buyers, shall have no obligation to protect, secure, perfect or insure any lien at any time held by it as security for the Obligations or for this Guaranty or any property subject thereto. When making any demand hereunder against Guarantor, Administrative Agent, on behalf of

Buyers, may, but shall be under no obligation to, make a similar demand on Seller or any other Person, and any failure by Administrative Agent, on behalf of Buyers, to make any such demand or to collect any payments from Seller or any such other Person or any release of Seller or such other Person shall not relieve Guarantor of its Obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of Administrative Agent, on behalf of Buyers, against Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.
5.
Guaranty Absolute and Unconditional. (a) Guarantor hereby agrees that its obligations under this Guaranty constitute a guarantee of payment when due and not of collection. Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by Administrative Agent upon this Guaranty or acceptance of this Guaranty; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guaranty; and all dealings between Seller and Guarantor, on the one hand, and Administrative Agent, on the other hand, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guaranty. Guarantor waives promptness, diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon Seller or the Guaranty with respect to the Obligations. This Guaranty shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (i) the validity, regularity or enforceability of any agreement, any of the Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by Administrative Agent, on behalf of Buyers, (ii) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by Seller against Administrative Agent or any Buyer, (iii) any requirement that Administrative Agent exhaust any right to take any action against Seller, Pledgor or any other Person prior to or contemporaneously with proceeding to exercise any right against Guarantor under this Guaranty or (iv) any other circumstance whatsoever (with or without notice to or knowledge of Seller and Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of Seller for the Obligations or of Guarantor under this Guaranty, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against Guarantor, Administrative Agent may, but shall be under no obligation, to pursue such rights and remedies that Administrative Agent may have against Seller or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by Administrative Agent to pursue such other rights or remedies or to collect any payments from Seller or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of Seller or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of Administrative Agent against Guarantor. This Guaranty shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon Guarantor and its successors and assigns thereof, and shall inure to the benefit of Administrative Agent, on behalf of Buyers, and its permitted successors, endorsees, transferees and assigns, until all the Obligations and the obligations of Guarantor under this Guaranty shall have been satisfied by payment in full.

(b)
Without limiting the generality of the foregoing, Guarantor hereby agrees, acknowledges, and represents and warrants to Administrative Agent, on behalf of Buyers, as follows:
(i)
Guarantor hereby waives any defense arising by reason of, and any and all right to assert against Administrative Agent or any Buyer any claim or defense based upon, an election of remedies by Administrative Agent which in any manner impairs, affects, reduces, releases, destroys and/or extinguishes Guarantor’s subrogation rights, rights to proceed against Seller or any other guarantor for reimbursement or contribution, and/or any other rights of Guarantor to proceed against Seller, any other guarantor or any other person or security.
(ii)
Guarantor is presently informed of the financial condition of Seller and of all other circumstances which diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Guarantor hereby covenants that it will make its own investigation and will continue to keep itself informed about the financial condition of Seller, , of all other circumstances which bear upon the risk of nonpayment and that it will continue to rely upon sources other than Administrative Agent, on behalf of Buyers, for such information and will not rely upon Administrative Agent, on behalf of Buyers, for any such information. Absent a written request for such information by Guarantor to Administrative Agent, Guarantor hereby waives the right, if any, to require Administrative Agent to disclose to Guarantor any information which Administrative Agent may now or hereafter acquire concerning such condition or circumstances including, but not limited to, the release of or revocation by any other guarantor.
(iii)
Guarantor has independently reviewed the Transaction Documents and related agreements and has made an independent determination as to the validity and enforceability thereof, and in executing and delivering this Guaranty to Administrative Agent, for the benefit of Buyers, Guarantor is not in any manner relying upon the validity, and/or enforceability, and/or attachment, and/or perfection of any liens or security interests of any kind or nature granted by Seller or any other guarantor to Administrative Agent, for the benefit of Buyers, now or at any time and from time to time in the future.
6.
Reinstatement. This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by Administrative Agent upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Seller or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for Seller or any substantial part of the property of Seller, or otherwise, all as though such payments had not been made.
7.
Payments. Guarantor hereby agrees that the Obligations will be paid to Administrative Agent, for the benefit of Buyers, without set-off or counterclaim in United States Dollars at the address specified in writing by Administrative Agent.

8.
Representations and Warranties. Guarantor represents and warrants that:
(a)
It is duly organized, validly existing and in good standing under the laws and regulations of its jurisdiction of incorporation or organization, as the case may be. It is duly licensed, qualified, and in good standing in every state where such licensing or qualification is necessary for the transaction of its business. It has the power to own and hold the assets it purports to own and hold, and to carry on its business as now being conducted and proposed to be conducted, and has the power to execute, deliver, and perform its obligations under this Guaranty and the other Transaction Documents;
(b)
This Guaranty has been duly executed by it, for good and valuable consideration. This Guaranty constitutes a legal, valid and binding obligation of Guarantor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether enforcement is sought in proceedings in equity or at law);
(c)
Guarantor does not believe, nor does it have any reason or cause to believe, that it cannot perform in all respects all covenants and obligations contained in this Guaranty applicable to it;
(d)
The execution, delivery and performance of this Guaranty will not violate (i) its organizational documents, (ii) any contractual obligation to which it is now a party or constitute a default thereunder, or result thereunder in the creation or imposition of any lien upon any of its assets, (iii) any judgment or order, writ, injunction, decree or demand of any court applicable to it, or (iv) any applicable Requirement of Law;
(e)
There is no action, suit, proceeding, litigation, investigation, arbitration or proceeding of or before any arbitrator or Governmental Authority pending or, to the knowledge of Guarantor, threatened in writing by or against Guarantor or against its assets (i) with respect to any of the Transaction Documents or any of the transactions contemplated hereby or thereby, (ii) could be reasonably likely to have a Material Adverse Effect; (iii) asserting the invalidity of this Guaranty or any Transaction Document, (iii) seeking to prevent the consummation of any of the transactions contemplated by this Guaranty or any Transaction Document, (iv) which requires filing with the Securities and Exchange Commission in accordance with the 1934 Act or any rules thereunder, or (v) if adversely determined, would reasonably be expected to materially affect the performance by it of its obligations under, or the validity or enforceability of, this Guaranty or any Transaction Document.
(f)
Guarantor has filed or caused to be filed all federal and other tax returns which are required to be filed and has paid all federal and other taxes, fees or other charges imposed on it or any of the property of Guarantor by any Governmental Authority and which are otherwise due and payable on or before the date hereof, except, in each case, (i) any taxes, fees or other charges the amount or validity of which are currently being contested in good faith by appropriate proceedings or (ii) to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect. No tax lien has been filed, and, to Guarantor’s knowledge, no material claim is being asserted, with respect to any such tax, fee or other charge (except for liens or claims with respect to taxes not yet due and payable or liens or claims with respect to taxes that are being contested in good faith and for which adequate reserves have been established in accordance with GAAP); and

(g)
No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any Governmental Authority or any other Person is required to authorize, or is required in connection with, (i) the execution and performance of this Guaranty, (ii) the legality, validity, binding effect or enforceability of this Guaranty against it or (iii) the consummation of the transactions contemplated by this Guaranty, except filing obligations with the Securities and Exchange Commission arising in the ordinary course of Guarantor’s business as a public company (if applicable), including, without limitation, 8K, 10Q and 10K filings, which have been obtained and are in full force and effect.
(h)
Guarantor is solvent and will not be rendered insolvent and, after giving effect to this Guaranty, will not be left with an unreasonably small amount of capital with which to engage in its business. Guarantor does not intend to incur, nor does it believe that it has incurred, debts beyond its ability to pay such debts as they mature and is not contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of such entity or any of its assets.
(i)
All information, reports, exhibits, schedules, financial statements, or certificates of Guarantor furnished or to be furnished to Administrative Agent or Buyers in connection with the initial or any ongoing due diligence of Guarantor, or the negotiation, preparation, or delivery of this Guaranty and the Transaction Documents are true and complete in all material respects and do not omit to disclose any material facts necessary to make the statements herein or therein, in light of the circumstances in which they are made, not misleading, provided, however, that with respect to any such information, reports, exhibits, schedules, financial statements or certificates provided by a borrower or other obligor under a Purchased Asset or an Affiliate thereof, the foregoing covenant is made to the applicable Guarantor’s actual knowledge. All financial statements have been prepared in accordance with GAAP.
(j)
To Guarantor’s knowledge, there has been no change which has or which could reasonably be expected to have a Material Adverse Effect.
(k)
As of the Closing Date, neither Guarantor nor any Subsidiary thereof has entered into a guaranty or similar document of any obligations or other amounts due with respect to any other comparable repurchase agreement, loan agreement, warehouse facility, guaranty or similar credit facility which has a partial or full payment recourse component involving the financing of floating rate bridge or transitional commercial real estate assets which are similar to the Purchased Assets (but excluding any single asset financing) (a “Similar Facility”) which obligates Guarantor or any of its Subsidiaries, as applicable, to comply with any financial covenant that is comparable to any of Guarantor Obligations or the financial covenants set forth in this Guaranty, as applicable, which comparable financial covenant (a) is more restrictive to Guarantor or otherwise more favorable to the related lender or buyer thereunder than any financial covenant set forth in this Guaranty or (b) is in addition to any financial covenant set forth in this Guaranty (in each case, a “More Favorable Covenant”). The representation in this Section 8(k) shall not include any Similar Facilities which are non-recourse (other than standard bad-boy” recourse triggers) to the applicable guarantor (a “Non-Recourse Facility”).

(l)
Guarantor has made its own independent decisions to enter into this Guaranty and the Transaction Documents to which it is a party based upon its own judgment and upon advice from such advisors (including without limitation, legal counsel and accountants) as it has deemed necessary. Guarantor is not relying upon any advice from Administrative Agent or Buyers as to any aspect of this Guaranty, including without limitation, the legal, accounting or tax treatment of this Guaranty.

Guarantor agrees that the foregoing representations and warranties shall be deemed to have been made by Guarantor on the date of each Transaction under the Repurchase Agreement, on and as of such date of the Transaction, as though made hereunder on and as of such date.

9.
Financial Covenants.
(a)
Guarantor hereby agrees that, until the Repurchase Obligations have been indefeasibly paid in full, Guarantor shall, at all times:
(i)
if NAV is less than $1,000,000,000, not permit the Tangible Net Worth of Guarantor to be less than the sum of (I) 75% of the aggregate net cash proceeds of Guarantor’s life-to-date equity proceeds and (II) (x) Guarantor’s Net Available Capital Commitments minus (y) 75% of the aggregate amount of Guarantor’s life-to-date equity redemptions or repurchases; provided, however, if NAV is equal to or greater than $1,000,000,000, this clause (i) shall not apply;
(ii)
maintain Liquidity in an amount of the greater of (I) 5.0% of the aggregate outstanding Purchase Price of all Purchased Assets or (II) $7,500,000; and
(iii)
not permit its Leverage Ratio at any time to be greater than 3.00 to 1.00.
(b)
Guarantor’s compliance with the covenants set forth in this Section 9 must be evidenced by the financial statements and by a Financial Covenant Compliance Certificate furnished together therewith, as provided by Seller to Administrative Agent for (i) each fiscal quarter and (ii) pursuant to Article 12(g) of the Repurchase Agreement, and compliance with all such covenants are subject to continuing verification of Administrative Agent and Guarantor shall provide information that is reasonably requested by Administrative Agent with respect to any lawsuits and/or other matters disclosed in any financial statements of Guarantor delivered to Administrative Agent or disclosed in any Form 8-K filed by Guarantor with the Securities and Exchange Commission which could reasonably be expected to have a Material Adverse Effect on Guarantor’s ability to comply with the covenants set forth in this Section 9.
(c)
Notwithstanding anything to the contrary contained in this Guaranty, in the event that Guarantor or any Affiliate thereof that is a Subsidiary of Guarantor has entered into or shall enter into or amend any other Similar Facility containing a More Favorable Covenant, then Guarantor shall promptly provide notice to Administrative Agent and this Section 9 shall be deemed to be automatically modified to reflect such More Favorable Covenant. If after the date hereof Seller requests that Administrative Agent, on behalf of Buyers, agrees to a less restrictive financial covenant than set forth in this Section 9, then this Section 9 will only be modified in an amendment to this Guaranty to reflect such less restrictive financial covenants if Seller provides evidence satisfactory to Administrative Agent that all other counterparties to Guarantor’s Similar Facilities have agreed to the less restrictive financial covenant. This Section 9(c) shall not apply to any Non-Recourse Facilities. Promptly upon request by Administrative Agent, Guarantor shall execute any instruments as Administrative Agent may reasonably require from time to time in order to document any such modification and otherwise carry out the intent and purposes of this Section 9(c).
10.
Further Covenants of Guarantor:
(a)
Anti-Money Laundering, Anti-Corruption and Economic Sanctions.
(i)
Guarantor is in compliance, in all material respects, with (A) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other applicable enabling legislation or executive order relating thereto, (B) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT Act of 2001), and (C) the United States Foreign Corrupt Practices Act of 1977, as amended, and any other applicable anti-bribery laws and regulations. No part of the proceeds of any Transaction will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.
(ii)
Guarantor agrees that, from time to time upon the prior written request of Administrative Agent, it shall execute and deliver such further documents, provide such additional information and reports and perform such other acts in each case as Administrative Agent, on behalf of Buyers, may reasonably request in order to insure compliance with the provisions hereof (including, without limitation, compliance with the USA Patriot Act of 2001 and to fully effectuate the purposes of this Guaranty); provided, however, that nothing in this Section 10(b)(ii) shall be construed as requiring Administrative Agent, on behalf of Buyers, to conduct any inquiry or decreasing Guarantor’s responsibility for its statements, representations, warranties or covenants hereunder. In order to enable Administrative Agent, on behalf of Buyers, and its Affiliates to comply with any anti-money laundering program and related responsibilities including, but not limited to, any obligations under the USA Patriot Act of 2001 and regulations thereunder, Guarantor on behalf of itself and its Affiliates makes the following representations and covenants to Administrative Agent, for the benefit of Buyers, and its Affiliates, that neither Guarantor, nor, any of its respective Affiliates, is a Prohibited Investor and Guarantor is not acting on behalf of any Prohibited Investor. Guarantor agrees to promptly notify Administrative Agent, on behalf of Buyers, or a person appointed by Administrative Agent to administer their anti-money laundering program, if applicable, of any change in information affecting this representation and covenant.
(b)
Office of Foreign Assets Control. Guarantor warrants, represents and covenants that neither Seller, any of its Affiliates or the Purchased Assets are or will be an entity or Person that is or is owned or controlled by a Person that is the subject of any Sanctions. Guarantor covenants and agrees that, with respect to the Transactions under this Guaranty, none of Guarantor or, to Guarantor’s knowledge, any of its Affiliates will conduct any business, nor engage in any transaction, Purchased Assets or dealings, with any Person who is the subject of Sanctions. Guarantor further covenants and agrees that it will not, directly or indirectly, use the proceeds of the facility, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions.
(c)
Taxes and Other Charges. Guarantor shall timely file all income, franchise and other tax returns required to be filed by it and shall pay and discharge all taxes, levies, assessments and other charges imposed on it, on its income or profits, or on any of its property as the same shall become due and payable, except, in each case, (i) for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained in accordance with GAAP or (ii) to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect, and provided that the foregoing shall not preclude Guarantor from availing itself of any extensions available under applicable law.
(d)
Limitation on Distributions. After the occurrence and during the continuation of any Event of Default, Guarantor shall not declare or make any payment on account of, or set apart assets for, a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of any equity or partnership interest of Guarantor, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Guarantor; provided, however, that notwithstanding anything in this paragraph 10(e) to the contrary, Guarantor shall be permitted to declare and/or pay any dividends and distributions to its shareholders or equity owners in order for Guarantor to (x) maintain its status as a real estate investment trust (as defined under Section 856 of the Code) for U.S. federal and state income tax purposes and (y) avoid the payment of federal or state income or excise tax.
11.
[Reserved].
12.
Severability. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
13.
Section Headings. The section headings used in this Guaranty are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
14.
No Waiver; Cumulative Remedies. Administrative Agent shall not by any act (except by a written instrument pursuant to Section 15 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default or event of default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of Administrative Agent, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by Administrative Agent, on behalf of Buyers, of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Administrative Agent, on behalf of Buyers, would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

15.
Waivers and Amendments; Successors and Assigns; Governing Law. None of the terms or provisions of this Guaranty may be waived, amended, supplemented or otherwise modified except by a written instrument executed by Guarantor and Administrative Agent, on behalf of Buyers. This Guaranty shall be binding upon the heirs, personal representatives, successors and assigns of Guarantor and shall inure to the benefit of Administrative Agent, for the benefit of Buyers, and their respective successors and permitted assigns. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.
16.
Notices. Unless otherwise provided in this Guaranty, all notices, consents, approvals and requests required or permitted hereunder shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) hand delivery, with proof of delivery, (b) certified or registered United States mail, postage prepaid, (c) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of delivery or (d) by telecopier (with answerback acknowledged) or e-mail provided that such telecopied or e-mailed notice must also be delivered by one of the means set forth above, to the address specified below or at such other address and person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section 16. A notice shall be deemed to have been given: (w) in the case of hand delivery, at the time of delivery, (x) in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day, (y) in the case of expedited prepaid delivery upon the first attempted delivery on a Business Day, or (z) in the case of telecopier, upon receipt of answerback confirmation, provided that such telecopied notice was also delivered as required in this Section 16. A party receiving a notice that does not comply with the technical requirements for notice under this Section 16 may elect to waive any deficiencies and treat the notice as having been properly given.

Administrative Agent: Morgan Stanley Mortgage Capital Holdings LLC
1585 Broadway, 25th Floor
New York, New York 10036 Attention: Anthony Preisano Email: [***]

with a copy to: Morgan Stanley Bank, N.A.
One Utah Center, 201 South Main Street Salt Lake City, Utah 84111

and to: Morgan Stanley Bank, N.A.
1 New York Plaza, 41st Floor New York, New York 10004 Attention: Tom O’Donnell Email: [***]

and to: Ropes & Gray LLP
1211 Avenue of the Americas New York, New York 10036 Attention: Daniel L. Stanco, Esq. Email: [***]

Guarantor: FCR MS Seller LLC

c/o Fortress Credit Realty Income Trust 1345 Avenue of the Americas, 45th Floor New York, New York 10105 Attention: David Scheible Telephone: [***] Email: [***]

with a copy to: FCR MS Seller LLC
c/o Fortress Credit Realty Income Trust 1345 Avenue of the Americas, 45th Floor New York, New York 10105 Attention: Jonathan Horowitz Phone Number: [***] E-mail: [***]

and to: FCR MS Seller LLC
c/o Fortress Investment Group 1345 Avenue of the Americas, 46th Floor New York, New York 10105 Attention: General Counsel – Credit Funds Email: [***]

and to: FCR MS Seller LLC
c/o Fortress Investment Group, LLC 4550 Travis Street Dallas, Texas 75205 Attention: Roman Starsky Email: [***]

and to: FCR MS Seller LLC
c/o Fortress Investment Group, LLC 4550 Travis Street Dallas, Texas 75205 Attention: David Moson Email: [***]

And to: Sidley Austin LLP
787 Seventh Avenue New York, New York 10019 Attention: Brian Krisberg, Esq. Email: [***]

17.
SUBMISSION TO JURISDICTION; WAIVERS. EACH OF ADMINISTRATIVE AGENT AND GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY:
(A)
SUBMITS TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF, SOLELY FOR THE PURPOSE OF ANY SUIT, ACTION OR PROCEEDING BROUGHT TO ENFORCE ITS OBLIGATIONS UNDER THIS GUARANTY OR RELATING IN ANY WAY TO THIS GUARANTY, THE REPURCHASE AGREEMENT OR ANY TRANSACTION UNDER THE REPURCHASE AGREEMENT;

(B)
CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, ANY DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT AND ANY RIGHT OF JURISDICTION ON ACCOUNT OF ITS PLACE OF RESIDENCE OR DOMICILE;
(C)
AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH IN SECTION 16 HEREOF OR AT SUCH OTHER ADDRESS OF WHICH BUYER OR ADMINISTRATIVE AGENT SHALL HAVE BEEN NOTIFIED; AND
(D)
AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.
18.
Integration. This Guaranty represents the agreement of Guarantor with respect to the subject matter hereof and there are no promises or representations by Administrative Agent, on behalf of Buyers, relative to the subject matter hereof not reflected herein.
19.
Counterparts. This Guaranty may be executed in counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument. Delivery by telecopier or other electronic transmission (including a .pdf e-mail transmission) of an executed counterpart of a signature page to this Guaranty shall be effective as delivery of an original executed counterpart of this Guaranty.
20.
Acknowledgments. Guarantor hereby acknowledges that:
(a)
Guarantor has been advised by counsel in the negotiation, execution and delivery of this Guaranty and the related documents;
(b)
Administrative Agent does not have any fiduciary relationship to any Guarantor, and the relationship between Administrative Agent, on the one hand, and any Guarantor, on the other, is solely that of creditor and surety; and
(c)
no joint venture exists between or among any of Administrative Agent, Guarantor and/or Seller.
21.
WAIVERS OF JURY TRIAL. EACH OF ADMINISTRATIVE AGENT AND GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTY OR ANY RELATED DOCUMENT AND FOR ANY COUNTERCLAIM HEREIN OR THEREIN.

22.
Intent. Guarantor intends and acknowledges that this Guaranty is “a security agreement or arrangement or other credit enhancement” that is “related to” and provided “in connection with” the Repurchase Agreement and each transaction thereunder, and is therefore (i) a “securities contract” as that term is defined in Section 741(7)(A)(xi) of the Bankruptcy Code to the extent of damages as measured in accordance with Section 562 of the Bankruptcy Code and (ii) a “master netting agreement” as that term is defined in Section 101(38A)(A) of the Bankruptcy Code to the extent of damages as measured in accordance with Section 562 of the Bankruptcy Code.
23.
No claims shall be asserted hereunder for special, indirect, consequential or punitive damages.
24.
Notwithstanding anything to the contrary in this Guaranty or any other Transaction Document, no present or future shareholder, officer, director, employee, trustee, beneficiary, advisor, member, partner, principal, participant or agent of or in Guarantor, shall have any personal liability, directly or indirectly, under or in connection with this Guaranty, or any amendment or amendments to this Guaranty made at any time or times, heretofore or hereafter, and Administrative Agent, on behalf of Buyers, on behalf of itself and its successors and assigns, hereby waives any and all such personal liability.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned has caused this Guaranty and Indemnity to be duly executed and delivered as of the date first above written.

GUARANTOR:

FORTRESS CREDIT REALTY INCOME

TRUST, a Maryland statutory trust
	By:	/s/ Avraham Dreyfuss
Name: Title:
Avraham Dreyfuss Chief Financial Officer

[MS/Fortress – Signature to Guaranty]